UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2005

SPRINT CORPORATION

(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-0965

(Former name or former address, if changed since last report)

P. O. Box 7997, Shawnee Mission, Kansas 66207-0997

(Mailing address of principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Recent Litigation involving Certain Sprint PCS Affiliates

On July 20, 2005, Gulf Coast Wireless Limited Partnership (the “GCW Plaintiff”) filed a complaint (the “GCW Complaint”) against Sprint Corporation, Sprint Spectrum L.P., WirelessCo L.P., Sprint Communications Company L.P. and SprintCom, Inc. (collectively, “Sprint”) and Nextel Communications, Inc. (“Nextel”) in the United States District Court, Middle District of Louisiana.

The GCW Complaint alleges, among other things, that following the consummation of the anticipated merger between Sprint Corporation and Nextel, Sprint will breach its exclusivity obligations under the Management Agreement, effective as of June 1998, between the GCW Plaintiff and Sprint (the “GCW Management Agreement”). The GCW Complaint seeks (1) an order both requiring Sprint and Nextel to comply with the exclusivity provision of the GCW Management Agreement and prohibiting Sprint and Nextel from violating that provision, including preliminarily and permanently enjoining Sprint and Nextel, and those acting in concert with them, from engaging in certain post-merger conduct in the GCW Plaintiff’s service areas in Louisiana and Mississippi, including the operation of the Nextel network, marketing, sales and promotional activities relating to Nextel products, and disclosing confidential business information, in each case in a manner that would violate the GCW Management Agreement, (2) a declaratory judgment that the post-merger operation of the Nextel network and other potential post-merger activity by Sprint will breach the GCW Management Agreement and (3) monetary damages, including actual and compensatory damages, together with punitive damages, for injury caused by Nextel’s alleged tortious interference with the GCW Management Agreement.

Subsequently, on July 27, 2005, the GCW Plaintiff filed a motion for a preliminary injunction against Sprint and Nextel (the “GCW Motion”). The GCW Motion seeks the issuance of a preliminary injunction, pending a hearing on the merits, which would enjoin Sprint and Nextel from violating the exclusivity provision of the GCW Management Agreement and from engaging in certain post-merger conduct in the GCW Plaintiff’s service areas, including the operation of the Nextel network, marketing, sales and promotional activities relating to Nextel products, and disclosing confidential business information, in each case in a manner that would violate the GCW Management Agreement.

Similarly, on July 22, 2005, Horizon Personal Communications, Inc. (“Horizon”) and Bright Personal Communications Services, LLC (“Bright” and, together with Horizon, the “H/B Plaintiffs”), filed a complaint (the “H/B Complaint”) against Sprint and Nextel in the Court of Chancery of the State of Delaware in and for New Castle County.

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The H/B Complaint alleges, among other things, that following the consummation of the anticipated merger between Sprint Corporation and Nextel, Sprint will breach its exclusivity obligations under both the Management Agreement, effective as of June 8, 1998, between Horizon and Sprint, and the Management Agreement, effective as of October 13, 1999, between Bright and Sprint (together, the “H/B Management Agreements”). The H/B Complaint seeks (1) a declaratory judgment that the post-merger operation of the Nextel network and other potential post-merger activity by Sprint will breach the H/B Management Agreements and (2) a temporary restraining order, a preliminary injunction and a permanent injunction enjoining Sprint and those acting in concert with it from engaging in certain post-merger conduct in the H/B Plaintiffs’ service areas, including the operation of the Nextel network, marketing, sales and promotional activities relating to Nextel products, and disclosing confidential business information, in each case in a manner that would violate the H/B Management Agreements.

Likewise, on July 28, 2005, Enterprise Digital PCS, LLC, Enterprise Wireless, LLC and Enterprise Communications Partnership (collectively, the “Enterprise Plaintiffs”) filed a complaint (the “Enterprise Complaint”) against Sprint and Nextel in the United States District Court for the Middle District of Georgia, Columbus Division.

The Enterprise Complaint alleges, among other things, that following the consummation of the anticipated merger between Sprint Corporation and Nextel, Sprint will breach its exclusivity obligations under the Management Agreement, effective as of June 8, 1998, between the Enterprise Plaintiffs and Sprint (the “Enterprise Management Agreement”). The Enterprise Complaint seeks (1) an order both requiring Sprint and Nextel to comply with the exclusivity provision of the Enterprise Management Agreement and prohibiting Sprint and Nextel from violating that provision, including preliminarily and permanently enjoining Sprint and Nextel from engaging in certain post-merger conduct in the Enterprise Plaintiffs’ service areas, including the operation of the Nextel network, sales activities relating to Nextel products, and disclosing confidential business information, in each case in a manner that would violate the Enterprise Management Agreement, (2) a declaratory judgment that the post-merger operation of the Nextel network and other potential post-merger activity by Sprint will breach the Enterprise Management Agreement and (3) reliance, compensatory, lost profit and other damages for injury caused by Nextel’s alleged tortious interference with the Enterprise Management Agreement.

Prior to the filing of each of the GCW Complaint, the H/B Complaint and the Enterprise Complaint, Sprint and each of the GCW Plaintiff, the H/B Plaintiffs and the Enterprise Plaintiffs had discussed possible revisions to their commercial arrangements in light of the pending Sprint Nextel merger. Although Sprint has had and may from time to time continue to engage in discussions with each of the GCW Plaintiff, the H/B Plaintiffs and the Enterprise Plaintiffs regarding these matters and other possible resolutions, there is no assurance as to the outcome of any such discussions.

Recent Agreement Reached with Certain Sprint PCS Affiliates

On July 28, 2005, Sprint, the H/B Plaintiffs, iPCS, Inc. and iPCS Wireless, Inc. (together with iPCS, Inc., the “iPCS Plaintiffs”) signed a Forbearance Agreement, under which the H/B Plaintiffs and the iPCS Plaintiffs agreed not to seek certain injunctive or equitable relief against Sprint or Nextel relating to the matters specified in the H/B Complaint or the similar complaint

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brought by the iPCS Plaintiffs (the “iPCS Complaint”), which was more fully described in Sprint Corporation’s current report on Form 8-K filed on July 18, 2005 (the “Sprint 8-K”), or certain other conduct contemplated by the Forbearance Agreement. The agreement, which will terminate no later than January 1, 2006, also specifies certain parameters for the operation of Sprint’s wireless business in the territories operated by the H/B Plaintiffs and the iPCS Plaintiffs following the completion of the merger involving Sprint Corporation and Nextel. As a result of the Forbearance Agreement, Judge Thomas P. Quinn of the Circuit Court of Cook County, Illinois dissolved the temporary restraining order relating to Sprint’s sharing with Nextel certain confidential information as more fully described by the Sprint 8-K.

A copy of the Forbearance Agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

In the event that Sprint enters into similar agreements with other Sprint PCS Affiliate plaintiffs, Sprint Corporation does not presently intend to file a current report on Form 8-K on each occasion, because, although Sprint views such agreements as a positive development, it does not view them as material.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

99.1	Forbearance Agreement, dated July 28, 2005, among Sprint Corporation, Sprint Spectrum L.P., WirelessCo L.P., Sprint Communications Company L.P., Sprint Telephony PCS, L.P., Sprint PCS License, L.L.C., iPCS, Inc., iPCS Wireless, Inc., Horizon Personal Communications, Inc. and Bright Personal Communications Services, L.L.C.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SPRINT CORPORATION

Date: July 29, 2005	By:	/s/ Michael T. Hyde
Michael T. Hyde, Assistant Secretary

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